UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced on September 2, 2022, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, a Delaware limited liability company (“Boustead”), pursuant to which Boustead agreed to act as the lead underwriter in the Company’s initial public offering (the “Initial Public Offering”) of 1,225,888 units (the “Units”), with each Unit consisting of (i) one share of common stock of the Company, par value $0.00001 per share (the “Common Stock”), and (ii) one warrant (“Warrant”) to purchase one share of Common Stock, at a public offering price of $8.125 per Unit. The Warrants were exercised simultaneously with closing. The Initial Public Offering closed on September 2, 2022, with the sale of 1,225,888 Units for gross proceeds of $9,960,340, and on September 21, 2022, the Company closed on the overallotment option (the “Overallotment Option”) through the sale of an additional 183,883 Units at a purchase price of $8.125 per Unit, resulting in gross proceeds of $1,494,049 before deducting underwriter commissions and discounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2022

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer